Exhibit 99.1

Contact:	Tracey Noe (Media)	Shep Dunlap (Investors)
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Mondelēz International Highlights Long-Term Growth Strategy in Asia Pacific, Middle East & Africa (AMEA) Region at 2022 CAGNY Conference

•	With #1 Position in Packaged Snacks and Strong Local-First Capabilities, Region Represents Powerful Long-Term Growth Engine

CHICAGO, February 22, 2022 – Mondelēz International (Nasdaq: MDLZ) will today spotlight its strategy for the Asia Pacific, Middle East & Africa (AMEA) region at the 2022 Consumer Analyst Group of New York (CAGNY) Conference. Dirk Van de Put, Chairman and Chief Executive Officer, and Maurizio Brusadelli, Executive Vice President & President, AMEA, will detail the attractive growth opportunities in this large and diverse region, as well as key strategic initiatives designed to advance sustainable growth and create shareholder value.

“Our performance in the AMEA region provides a strong example of Mondelēz International’s virtuous cycle in action,” said Van de Put. “We have become the #1 packaged snacks company in the region1 as a result of a focused reinvestment strategy enabling consistent, volume-driven organic revenue growth, strong profitability and increased share gains over several years. We see significant opportunities ahead, and we are excited about our long-term growth prospects in the region.”

Unique Portfolio of Iconic Global Brands and Local Jewels

Mondelēz International offers market-leading brands in key geographies that drive its success in the region. Ninety percent of AMEA revenue comes from focus brands, including two $1 billion global brands in Oreo and Cadbury Dairy Milk, as well as 11 brands with revenues of more than $100 million, including local jewels such as Bournvita and Kinh Do.

[1]	Euromonitor 2021

The company’s long history in the region – combined with its local-first strategy, robust supply chain, sophisticated route-to-market infrastructure and high levels of investment – represent key competitive advantages. The AMEA region has delivered robust growth, averaging mid-single digits over the past three years, underpinned by strong volume growth, healthy pricing and continued productivity gains.

“With operations in 27 countries and sales in more than 70 markets, Mondelēz International is a clear leader in packaged snacks in AMEA, and we are continuing to gain share,” added Brusadelli. “Our unique combination of strong positions across key markets, a proven track record and sustainable competitive advantage give us great confidence in our ability to accelerate growth in AMEA for many years to come. Additionally, the resilience shown by our team during the last few years showcases our winning culture and our ability to manage through volatility.”

Significant Long-Term Growth Prospects in AMEA

At the conference, Brusadelli will outline the company’s AMEA strategy, providing further detail on its plans to accelerate revenue and share gains in the region by prioritizing:

•	Increasing brand penetration and expanding the portfolio in core snacking categories of chocolate and biscuits

•	Growing distribution and channel exposure

•	Entering white spaces and adjacencies

Mondelēz International will also showcase its business in India and China – two of the region’s fastest-growing markets – to highlight the company’s strategy in action.

Presentation and Materials

Simultaneous with the webcast for CAGNY participants, today’s presentation and accompanying slides will be available in the investor section of the company’s website (www.mondelezinternational.com) and will remain available on the website following the webcast. The company is live tweeting from the event at www.twitter.com/MDLZ.

About Mondelēz International

Mondelēz International, Inc. (Nasdaq: MDLZ) empowers people to snack right in over 150 countries around the world. With 2021 net revenues of approximately $29 billion, MDLZ is leading the future of snacking with iconic global and local brands such as Oreo, belVita and LU biscuits; Cadbury Dairy Milk,

Milka and Toblerone chocolate; Sour Patch Kids candy and Trident gum. Mondelēz International is a proud member of the Standard and Poor’s 500, Nasdaq 100 and Dow Jones Sustainability Index. Visit www.mondelezinternational.com or follow the company on Twitter at www.twitter.com/MDLZ.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “expect,” “may,” “plan,” “opportunity,” “design,” “prospect” and similar expressions are intended to identify the company’s forward-looking statements, including, but not limited to, statements about: the growth prospects for and future performance of the company’s AMEA region, including future revenue growth; the company’s strategy to accelerate consumer-centric growth, drive operational excellence and create a winning growth culture; the company’s growth strategy for and growth opportunities in its AMEA region; the actions the company is taking to strengthen its market position and accelerate growth; the competitive advantages of the company’s AMEA region; the company’s ability to manage through volatility; category growth and potential and portfolio expansion; market share and share gains; distribution; and creation of shareholder value. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the company’s control, and many of these risks and uncertainties are currently amplified by and may continue to be amplified by the COVID-19 pandemic, including the spread of new variants of COVID-19 such as Omicron. Important factors that could cause the company’s actual results to differ materially from those indicated in the company’s forward-looking statements include, but are not limited to, uncertainty about the effectiveness of efforts by health officials and governments to control the spread of COVID-19 and inoculate and treat populations impacted by COVID-19; uncertainty about the reimposition or lessening of restrictions imposed by governments intended to mitigate the spread of COVID-19 and the magnitude, duration, geographic reach and impact on the global economy of COVID-19; the ongoing, and uncertain future, impact of the COVID-19 pandemic on the company’s business, growth, reputation, prospects, financial condition, operating results (including components of the company’s financial results), cash flows and liquidity; risks from operating globally including in emerging markets; changes in currency exchange rates, controls and restrictions; volatility of commodity and other input costs and availability of commodities; weakness in economic conditions; weakness in consumer spending; pricing actions; tax matters including changes in tax laws and rates, disagreements with taxing authorities and imposition of new taxes; use of information technology and third party service providers; unanticipated disruptions to the company’s business, such as the 2017 malware incident, cyberattacks or other security breaches; global or regional health pandemics or epidemics, including COVID-19; competition and the company’s response to channel shifts and pricing and other competitive pressures; promotion and protection of the company’s reputation and brand image; changes in consumer preferences and demand and the company’s ability to innovate and differentiate its products; the restructuring program and the company’s other transformation initiatives not yielding the anticipated benefits; changes in the assumptions on which the restructuring program is based; management of the company’s workforce and shifts in labor availability; consolidation of retail customers and competition with retailer and other economy brands; changes in the company’s relationships with customers, suppliers or distributors; compliance with legal, regulatory, tax and benefit laws and related changes, claims or actions; the impact of climate change on the company’s supply chain and operations; strategic transactions; significant changes in valuation factors that may adversely affect the company’s impairment testing of goodwill and intangible assets; perceived or actual product quality issues or product recalls; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; volatility of and access to capital or other markets, the effectiveness of the company’s cash management programs and the company’s liquidity; pension costs; the expected discontinuance of London Interbank Offered Rates and transition to any other interest rate benchmark; and the company’s ability to protect its intellectual property and intangible assets. Please also see the company’s risk factors, as they may be amended from time to time, set forth in its filings with the U.S. Securities and Exchange Commission (“SEC”), including the company’s most recently filed Annual Report on Form 10-K. Mondelēz International disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.